UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2019

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 3, 2019, Dynavax Technologies Corporation (the “Company”) announced that it filed with the U.S. Food and Drug Administration a cumulative report on both interim analyses of an ongoing post-marketing study of HEPLISAV-B® [Hepatitis B Vaccine (Recombinant), Adjuvanted]. The observational comparative study is assessing the rate of occurrence of acute myocardial infarction (AMI) in persons receiving HEPLISAV-B compared to Engerix-B. The event rates reflected in the interim analyses were similar between the two treatment arms. The independent data monitoring committee concurred the analyses showed no evidence of an increase in AMI events in the HEPLISAV-B arm. The study was initiated in August 2018 and is scheduled to continue through November 2020. Final study results will be reported upon study completion.

The interim analyses are based on currently-available data, and the results, related findings and conclusions of the study will not be known until its completion and the receipt and review of the entire study data. Interim results may not be reproduced in the future, and thus should be considered carefully and not relied upon as indicative of future study results. Material adverse differences in final data, compared to interim data, could significantly adversely affect our business and business prospects, including our future HEPLISAV-B business. Certain assumptions, estimations, calculations and conclusions may have been made in connection with the interim analyses of the study data, and others, including regulatory agencies, may not accept or agree with these assumptions, estimations, calculations or conclusions, or may interpret or weigh the importance of data differently, which could impact the actual or perceived value of the study or the Company in general.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: December 3, 2019	By:	/s/ STEVEN N. GERSTEN
Steven N. Gersten
Senior Vice President